EXHIBIT 10

SHARE ISSUANCE AGREEMENT

This Share Issuance Agreement (the “Agreement”) is entered into as of June 18, 2008 (the “Effective Date”), by and between Terrace Lane, LLC (“TL”) and Croff Enterprises, Inc. (“Croff”), with reference to the following facts and circumstances:

A.           Croff is presently engaged in a search for a merger partner and TL is capable of helping Croff with that search.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.           Services to be Rendered by TL.  Until June 17, 2009 (the “Termination Date”), TL shall use reasonable commercial efforts to locate one or more potential merger partner(s) for Croff which meet Croff’s specifications (as communicated to TL from time-to-time).  It is understood and agreed that any decision to proceed with a transaction with a potential merger partner shall be in Croff’s sole and absolute discretion.

2.           Payment to TL.  In consideration of TL’s services, on or about the Effective Date Croff shall issue to TL 500,000 shares of restricted common stock (the “Shares”); provided, however, that if, by the Termination Date, TL has not located a potential merger partner that is acceptable to Croff (in its sole and absolute discretion) one-half (50%) of the Shares shall be deemed automatically cancelled as of the Termination Date without any further act on the part of TL or Croff and the certificate(s) therefore shall be promptly returned to Croff.
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3.           Representations and Warranties by Croff.  Croff represents and warrants to TL as follows (such representations and warranties to survive the completion of the issuance of the Shares to TL):

(a)           Croff has the full right, power and authority to sell, transfer and deliver the Shares to TL.

(b)           Upon delivery of the certificates for the Shares, TL will have good, valid and marketable title thereto free and clear of any restriction, claim, lien, charge, encumbrance or equity whatsoever except (i) such restrictions on transfer as are required under federal and applicable state securities laws and (ii) as provided in this Agreement.

4.           Representations and Warranties by TL.  TL represents and warrants to Croff as follows (such representations and warranties to survive the completion of the issuance of the Shares to TL):

(a)           TL is acquiring the Shares for its own account and not for the beneficial interest of any other person and not with a view to or for sale in connection with any distribution of the Shares.

(b)           TL is aware that the certificates for the Shares shall bear the usual “1933 Act” restrictive legend.  In addition, a certificate for 250,000 of the Shares shall bear the following additional legend:

“THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CANCELLATION UPON THE OCCURRENCE OF CERTAIN EVENTS, AS SPECIFIED IN THE STOCK ISSUANCE AGREEMENT BETWEEN THE COMPANY AND TERRACE LANE, LLC DATED AS OF JUNE 18, 2008.”

(c)           TL has been furnished with all information relating to the business, finances and operations of Croff that it has requested and it and its advisors, if any, have been afforded the opportunity to ask all questions about Croff as they have in their discretion deemed advisable.

(d)           TL is aware that its investment in Croff involves a high degree of risk and acknowledges that it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to such investment.

5.	Miscellaneous Provisions.

(a)           Each party shall comply with all applicable laws in carrying out its obligations under this Agreement.  Unless otherwise specified herein, each party shall bear all costs incurred by it in entering into this Agreement and carrying out its obligations hereunder.

(b)           Nothing contained in this Agreement shall constitute or be construed to create a partnership, joint venture or agency relationship between the parties.  As a result, except as specifically provided herein, neither party shall have the right or authority to incur expenses or enter into any agreement in the name of the other party.

(c)           Each party and their respective officers, owners, agents, representatives, affiliates and employees (collectively, the “Affiliates”) understand that each of them is prepared to furnish the other with certain confidential or proprietary written and oral information in connection with their performance under this Agreement.  Such confidential or proprietary information, together with all data, reports, notes, summaries and analyses derived therefrom by the receiving party (the “Recipient”) and/or its Affiliates is referred to herein as the “Confidential Information.”  The term “Confidential Information” does not include information which (i) is or becomes available to the public other than as a result of a disclosure by the Recipient or its Affiliates, (ii) was available to the Recipient on a non-confidential basis prior to its disclosure to the Recipient by the disclosing party (the “Disclosing Party”) or its representatives or (iii) becomes available to the Recipient on a non-confidential basis from a source other than the Disclosing Party or its representatives.  Each party agrees that all Confidential Information will be held by them and their Affiliates in confidence and will not, without the prior written consent of the Disclosing Party, be disclosed by the Recipient or its Affiliates in any manner whatsoever, in whole or in part, and will not be used by the Recipient or its Affiliates other than in connection their performance under this Agreement.  The parties further agree (i) to disclose the Confidential Information only to those Affiliates who need to know the Confidential Information and who will be advised of this Agreement and (ii) that their Affiliates will act in accordance herewith.  No Confidential Information will be supplied by the Recipient to any other person unless such person either agrees in writing to be bound by the terms of this paragraph to the same extent as if a party hereto or enters into other arrangements satisfactory to the Disclosing Party.  The term “person” as used in this Agreement shall be broadly interpreted to include, without limitation, any entity or individual.  All written Confidential Information supplied to the Recipient and/or its Affiliates by the Disclosing Party or the Disclosing Party’s agents, and all copies thereof and extracts therefrom in the possession of the Recipient or its Affiliates will be returned to the Disclosing Party or destroyed (at the Disclosing Party’s option) promptly upon request by the Disclosing Party.  Upon request by the Disclosing Party, the Recipient will also destroy that portion of the Confidential Information which has been produced by the Recipient or its Affiliates on the basis of Confidential Information provided by the Disclosing Party.  To the extent any written Confidential Information is not returned or destroyed, such written Confidential Information, and any oral Confidential Information, will be held by the Recipient and its Affiliates at all times subject to the terms of this paragraph.

(d)           This Agreement shall be governed by and interpreted in accordance with the laws of the State of California as applied to agreements entered into and to be performed entirely within California between California residents without regard to the principles of conflict of laws.  Service of process in any civil action relating to or arising out of this Agreement may be accomplished in any manner provided by law.

(e)           This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party.

(f)           If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(g)          This Agreement contains the entire understanding of the parties with respect to the matters covered herein and supercedes all prior agreements, negotiations and understandings, written or oral, with respect to such subject matter.  Except as specifically set forth herein, neither party makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement shall be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.  No delay or omission of any party hereto in exercising any right or remedy hereunder shall constitute a waiver of such right or remedy, and no waiver as to any obligation shall operate as a continuing waiver or as a waiver of any subsequent breach.

(h)          Any notices required or permitted to be given under the terms of this Agreement shall be in writing and sent by U. S. Mail or delivered personally or by overnight courier or via facsimile (if via facsimile, to be followed within one (1) business day by an original of the notice document via overnight  courier) and shall be effective (i) five (5) days after being placed in the mail, if mailed, certified or registered, return receipt requested, (ii) upon receipt, if delivered personally or (iii) one (1) day after facsimile transmission or delivery to a courier service for overnight delivery, in each case properly addressed to the party to receive the same.

(i)           This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party (which consent shall not be unreasonably withheld).

(j)           Each party shall do and perform, or cause to be done and performed, at its expense, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other parties may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)           No provision of this Agreement providing for any specific remedy to a party shall be construed to limit such party to the specific remedy described, and any other remedy that would otherwise be available to such party at law or in equity shall also be available.  The parties also intend that the rights and remedies hereunder be cumulative, so that exercise of any one or more of such rights or remedies shall not preclude the later or concurrent exercise of any other rights or remedies.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized persons as of the Effective Date.

TERRACE LANE, LLC

By:
Title:

CROFF ENTERPRISES, INC.

By:
Title: